      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1997


                                                      REGISTRATION NO. 333-23167
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 4 TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                           SYNTHETIC INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          2221                         58-1049400
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                            ------------------------

                                                               LEONARD CHILL
                                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
              309 LAFAYETTE ROAD                         SYNTHETIC INDUSTRIES, INC.
          CHICKAMAUGA, GEORGIA 30707                         309 LAFAYETTE ROAD
                (706) 375-3121                           CHICKAMAUGA, GEORGIA 30707
 (Address, including zip code, and telephone                   (706) 375-3121
               number, including                  (Name, address, including zip code, and
area code, of Registrant's principal executive               telephone number,
                   offices)                      including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

               STUART BRESSMAN                            THOMAS R. POLLOCK, ESQ.
               KING & SPALDING                     PAUL, HASTINGS, JANOFSKY & WALKER LLP
             120 WEST 45TH STREET                             399 PARK AVENUE
           NEW YORK, NEW YORK 10036                       NEW YORK, NEW YORK 10022
                (212) 556-2100                                 (212) 318-6000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement is declared effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF          AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED          PER UNIT(1)          PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
9 1/4% Senior Subordinated Notes
  due 2007........................    $170,000,000            100%            $170,000,000           $51,515
==================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chickamauga, State of Georgia, on the 9th day of June, 1997.


                                            SYNTHETIC INDUSTRIES, INC.

                                            By:       /s/ LEONARD CHILL
                                              ----------------------------------
                                                        Leonard Chill
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

                  /s/ LEONARD CHILL                     President, Chief Executive Officer     June 9, 1997
-----------------------------------------------------     and Director (Principal
                    Leonard Chill                         Executive Officer)

                /s/ JOSEPH SINICROPI                    Chief Financial Officer and            June 9, 1997
-----------------------------------------------------     Secretary (Principal Accounting
                  Joseph Sinicropi                        Officer)

                 /s/ JOSEPH F. DANA                     Director                               June 9, 1997
                            *
-----------------------------------------------------
                   Joseph F. Dana

                 /s/ LEE J. SEIDLER                     Director                               June 9, 1997
                            *
-----------------------------------------------------
                   Lee J. Seidler

                /s/ WILLIAM J. SHORTT                   Director                               June 9, 1997
                            *
-----------------------------------------------------
                  William J. Shortt

                 /s/ ROBERT L. VOIGT                    Director                               June 9, 1997
                            *
-----------------------------------------------------
                   Robert L. Voigt

              *By: /s/ JOSEPH SINICROPI
  ------------------------------------------------
                  Joseph Sinicropi
                  Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                           SEQUENTIALLY
  EXHIBIT                                                                    NUMBERED
   NUMBER                            DESCRIPTION                               PAGE
  -------                            -----------                           ------------
     4.1     -- Indenture dated as of February 11, 1997 between
                Registrant and United States Trust Company of New York,
                as trustee.*
     4.2     -- Registration Rights Agreement, dated as of February 11,
                1997, between the Registrant and Bear, Stearns & Co.
                Inc.*
     4.3     -- Form of Security for 9 1/4% Senior Subordinated Notes due
                2007 originally issued by Synthetic Industries, Inc. on
                February 11, 1997.*
     4.4     -- Form of Security for 9 1/4% Senior Subordinated Notes due
                2007 to be issued by Synthetic Industries, Inc. and
                registered under the Securities Act of 1933, as amended.*
     5.1     -- Opinion of Andrews & Kurth L.L.P.*
     8.1     -- Opinion of King & Spalding with respect to tax matters.
    12.1     -- Statement regarding computation of ratio of earnings to fixed charges.*
    12.2     -- Statement regarding computation of ratio of pro forma
                earnings to pro forma fixed charges.*
    23.1     -- Consent of Andrews & Kurth L.L.P. (included in Exhibit
                5.1).*
    23.2     -- Consent of Deloitte & Touche LLP.*
    24       -- Powers of attorney (included on signature page of this
                Registration Statement).*
    25       -- Statement of Eligibility of Trustee.*
    99.1     -- Form of Letter of Transmittal.*
    99.2     -- Form of Notice of Guaranteed Delivery.*
    99.3     -- Form of Exchange Agent Agreement.*


---------------

* Previously filed